                                                                   EXHIBIT 10.24

                         California Water Service Group

                            EXECUTIVE SEVERANCE PLAN
The California Water Service Group Executive Severance Plan (the "Plan") is hereby adopted as of this 16th day, of December, 1998, by California Water Service Group ("Group") for the benefit of the Officers (as defined below) of Group and/or its Affiliates and Associates (as defined below).


                               W I T N E S S E T H
WHEREAS, the Officers are currently employed by Group and/or its Affiliates or Associates (collectively referred to as the "Employer"); and

WHEREAS, the Employer wishes to retain the services of the Officers and to encourage the Officers to remain with the Employer; and

WHEREAS, Group desires to establish the Plan to provide security for the Officers in connection with the Officers' employment with Employer in the event of a Change in Control (as defined below) affecting Employer;

NOW, THEREFORE, Employer hereby establishes the Plan as set forth below.


5.   DEFINITIONS. For purposes of this Plan:


     (a) "Affiliate" or "Associate" shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934.


     "Beneficiary" shall mean the person or persons whom the Officer shall designate in writing (on the form attached hereto as Exhibit A) to receive the benefits provided hereunder in the event of his or her death. Such designation shall be valid only if it is made on said form, and the Employer receives said form prior to the Officer's death.


     "Change in Control" shall be deemed to take place on the occurrence of any of the following events:


          (1) Any merger or consolidation of the Employer in which the Employer is not the surviving organization, a majority of the capital stock of which is not owned by the shareholders of the Employer immediately prior to such merger or consolidation;


          (2) A transfer of all or substantially all of the assets of the Employer;


          (3) Any other corporate reorganization in which there is a change in ownership of the outstanding shares of the Employer wherein thirty percent (30%) or more of the outstanding shares of the Employer are transferred to any Person;


               (4) The acquisition by or transfer to a Person (including all Affiliates or Associates of such Person) of "beneficial ownership" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of capital stock of Employer if after such acquisition or transfer such Person (and their Affiliates or Associates) is entitled to exercise thirty percent (30%) or more of the outstanding voting power of all capital stock of Employer entitled to vote in elections of directors; or


               (5) The election to the Board of Directors of Employer of candidates who were not recommended for election by the Board of Directors of Employer in office immediately prior to the election, if such candidates constitute a majority of those elected in that particular election.


          "Good Cause" shall be deemed to exist with respect to an Officer if, and only if:


               (6) The Officer engages in acts or omissions that result in substantial harm to the business or property of Employer and that constitute dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing; or


               (7) The Officer is convicted of a criminal violation involving fraud or dishonesty.


          "Good Reason" shall exist with respect to an Officer if and only if, without the Officer's express written consent:


               (8) there is a significant change in the nature or the scope of the Officer's authority or in his or her overall working environment;


               (9) the Officer is assigned duties materially inconsistent with his or her present duties, responsibilities and status;


               (10) there is a reduction in the Officer's rate of base salary or bonus; or


               (11) Employer changes by 100 miles or more the principal location in which the Officer is required to perform services.


          "Officer" shall mean any officer of Employer who has been elected as such by the Board of Directors of said Employer and was serving as such upon a Change in Control.


          "Person" shall have the meaning as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934.

     "Salary" shall mean the Officer's annual base salary rate at the greater of
(1) the date of the Change in Control, or (2) the date the Officer's employment with the Employer terminates.


     6. BENEFITS UPON TERMINATION OF EMPLOYMENT.


     (a) If, at any time within twenty-four (24) months after a Change in Control occurs (i) the employment of an Officer with his or her Employer terminates for any reason other than Good Cause, or (ii) the Officer terminates his or her employment with Employer for Good Reason, Employer shall pay Officer a benefit equal to three (3) years' Salary (less any customary taxes and withholdings) (the "Change in Control Benefit"). The Change in Control Benefit shall be paid in three (3) equal annual installments beginning on the first of the month following the month in which the Officer's employment terminates and payable thereafter on the anniversary of said payment date. The Officer shall be entitled to only one Change in Control Benefit under the Plan. The Change in Control Benefit will be made only if Officer executes the Release Agreement (attached hereto as Exhibit B) and will begin following the expiration of the seven (7) day revocation period under said Release. No payments will be made under the Plan to Officer if Officer revokes the Release. In the event that the Officer dies before receiving the full Change in Control Benefit, his or her Beneficiary shall be paid the remaining payments as they become due.


                    (b) If the employment of an Officer with Employer is
               terminated by Employer or Officer, other than under circumstances set forth in subsection 2(a), the Employer shall have no further obligation with respect to the Officer under this Plan.


                    (c) This Plan shall have no effect, and Employer shall have no obligations hereunder, with respect to an Officer whose employment terminates for any reason at any time other than within twenty-four (24) months after a Change in Control.


     7. NO SOLICITATION OF REPRESENTATIVES AND OFFICERS.

No Officer shall, directly or indirectly, in his or her individual capacity or otherwise, induce, cause, persuade, or attempt to induce, cause or, persuade, any representative, agent or employee of Group or any of its Affiliates and Associates to terminate such person's employment relationship with Group or any of its Affiliates and Associates, or to violate the terms of any agreement between said representative, agent or employee and Group or any of its Affiliates or Associates.


     8. CONFIDENTIALITY.

Preservation of a continuing business relationship between Group or its Affiliates and Associates and their respective customers, representatives, and employees is of critical importance to the continued business success of Group, its Affiliates and Associates and it is the active policy of Group and its Affiliates and Associates to guard as confidential certain information not available to the public relating to the business affairs of Group and its Affiliates and Associates. In view of the foregoing, no Officer shall, without the prior written consent of Group disclose to any person or entity any such confidential information that was obtained by the Officer in the course of his or her employment by Employer. This section shall not be applicable if and to the extent the Officer is required to testify in a legislative, judicial or regulatory proceeding pursuant to an order of Congress, any state or local legislature, a judge or an administrative law judge or is otherwise required by law to disclose such information.


     9. FORFEITURE.

If an Officer shall at any time violate any obligation under Section 3 or 4 in a manner that results in material damage to Group or its Affiliates or Associates, or its business , he or she shall immediately forfeit his or her right to any benefits under this Plan, and Employer shall thereafter have no further obligation hereunder to the Officer or his or her Beneficiary or any other person.


     10.OFFICER ASSIGNMENT.

Neither the Officer nor his or her Beneficiary shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance owed by the Officer or his or her Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.


     11.BENEFITS UNFUNDED.

The Plan is intended to be unfunded for purposes of Employee Retirement Income Security Act of 1974 and the Internal Revenue Code. The Employer's obligation under this Plan shall be that of an unfunded and unsecured promise by the Employer to pay money in the future. All distributions under this Plan shall be paid from the general assets of the Employer. The right of the Officer or any Beneficiary to receive a distribution under this Plan shall be an unsecured claim against the general assets of the Employer, and neither the Officer nor any Beneficiary shall have any rights in or against any assets of the Employer or Group and its Affiliates and Associates.


     12.APPLICABLE LAW.

The Plan and all matters arising under it shall be governed by the laws of the State of California except to the extent preempted by federal law.


     13.NO EMPLOYMENT CONTRACT.

This Plan shall not be deemed to constitute a contract of employment between an Officer and his or her Employer, nor shall any provision hereof restrict the right of the Employer to discharge the Officer, or restrict the right of the Officer to terminate his or her employment.

     14.SEVERABILITY.

In the event any provision of this Plan is held illegal or invalid, the remaining provisions of this Plan shall not be affected thereby.


     15.SUCCESSORS.


     The Plan shall be binding upon and inure to the benefit of Group and its Affiliates and Associates, the Officers and their respective heirs, representatives and successors. As a condition to any Change in Control, the new controlling organization or any other person described in Section 1(c) must agree to assume and to discharge the obligations of the Employer under this Plan. Upon the occurrence of such event, the term "Employer" as used in Plan shall be deemed to refer to such new controlling organization or other person.


     16.CLAIMS PROCEDURE.

     The Employer or its delegatee shall have the power, in its discretion, to interpret and make all determinations as to rights to benefits under this Plan, its interpretation or determinations thereof in good faith to be final and conclusive on the Officer and his or her Beneficiary and shall be subject to review only to the extent a court concludes that such interpretation or determinations are arbitrary and capricious.

     If a claim for benefits under the Plan is denied in whole or in part, the claimant will be notified by the Employer or its delegatee within 90 days of the date the claim is delivered to the Employer, or 180 days if the claimant is told that additional time is needed. The notification will be written in understandable language and will state (i) specific reasons for denial of the claim, (ii) specific references to Plan provisions on which the denial is based,
(iii) a description (if appropriate) of any additional material or information necessary for the claimant to perfect the claim and why such material or information is necessary, and (iv) an explanation of the procedure for reviewing the denied claim. A claim that is not acted upon within 90 days (or 180 days in the case of an extension) may be deemed by the claimant to have been denied.

     Within 60 days after a claim has been denied, or deemed denied, the claimant or his or her authorized representative may make a request for a review by submitting to the Employer a written statement (a) requesting a review of the denial of the claim; (b) setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and (c) setting forth any issues or comments which the claimant deems relevant to the claim. The claimant may review pertinent documents relating to the denial.

The Employer or its delegatee shall make a decision on review within 60 days after the receipt of the claimant's request for review or receipt of all additional materials reasonably requested by the Administrator from the claimant, unless an extension of time for processing a review is required, in which case the claimant will be notified and a decision will be made within 120 days of receipt of the request for review. The decision will be in writing, and in understandable language. It will give specific references to the Plan provisions on which the decision is based. The decision of the Employer or its delegatee on review shall be final and conclusive upon all persons except to the extent it is found by a court to be arbitrary or capricious.


     17.AMENDMENT AND TERMINATION.

Group shall have the right to amend this Plan from time to time and may terminate this Plan at any time; provided that within twenty-four (24) months following a Change in Control (i) no amendment may be made that diminishes any Officer's right in the event of a termination of employment, following such Change in Control, and (ii) the Plan may not be terminated.
This Section 13 may not be amended.


     18.TAXES.

It is intended that this Plan shall be a non-qualified deferred compensation plan and that any right to payments hereunder shall not be treated as taxable income to the Officer or any Beneficiary prior to distribution thereof. Any payments made under this Plan shall be made net of any customary employment and withholding taxes.

In the event that any payment or benefit received or to be received by Officer in connection with a Change in Control (the Change in Control Payments) would, in whole or part, be subject to excise tax under Section 4999 of the Internal Revenue Code (the Excise Tax), the Employer shall pay to Officer an additional amount (the Gross-Up Payment) such that the net amount retained by Officer, after deduction of any Excise Tax on the payments under the Plan (without taking into account the Excise Tax attributable to the other Change in Control Payments) and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 14 shall be equal to the payments under the Plan; provided that the Gross-Up Payment shall be made to Officer only in the event that Employer's tax counsel concludes that the Excise Tax would be owed. For purposes of determining whether any of the Change in Control Payments will be subject to the Excise Tax, (i) any other payments or benefits received or to be received by Officer in connection with a Change in Control of the Employer or the Officer's termination of employment (whether pursuant to the terms of the Plan or any other plan, arrangement or agreement with the Employer) shall be treated as parachute payments within the meaning of Section 280G(b)(2) of the Internal Revenue Code (the Code), and all excess parachute payments within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of Employer's tax counsel such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code;
(ii) the amount of the Change in Control Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Change in Control Payments, or (B) the amount of excess parachute payments within the meaning of Sections 280G(b)(1) and (4) (after applying clause (i), above); and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Employer"" independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Officer shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Officer's residence on the Termination Date, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Officer's employment, Officer shall repay to the Employer at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the Termination Date (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Employer shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

IN WITNESS WHEREOF, Group has caused this instrument to be executed in its name by its duly authorized officer, all as of the day and year first above written.

                                            CALIFORNIA WATER SERVICE GROUP


                                            By:  _______________________________

                                            Its:   _____________________________

                                    EXHIBIT A
                          DESIGNATION OF BENEFICIARIES


     I, ______________________________, hereby designate the following person(s) as my Beneficiary(ies) under the California Water Service Group Executive Severance Plan (the "Plan") to receive any amounts that might be payable as of the date of my death:


Name:     _________________________________________________ Percentage: _____%

Address:  ____________________________________________________________________


Name:     _________________________________________________ Percentage: _____%

Address:  ____________________________________________________________________


This designation supersedes all prior Beneficiary designations I have made under the Plan.


DATED: __________ ___, 19___      _____________________________________________

                                    EXHIBIT B

                                RELEASE AGREEMENT

     This Release Agreement ("Release") was given to me, ______________________________ ("Officer"), this _____ day of _________, _____, by ___________________________ (the "Employer"). At such time as this Release becomes effective and enforceable (i.e., the revocation period discussed below has expired), and assuming Officer is otherwise eligible for payments under the terms of the California Water Service Group Executive Severance Plan (the "Plan"), Employer agrees to pay Officer pursuant to the terms of the Plan an amount equal to $_____________ payable in three (3) equal annual installments (minus customary payroll taxes and withholdings).

     In consideration of the receipt of the promise to pay such amount, Officer hereby agrees, for himself or herself, his or her heirs, executors, administrators, successors and assigns (hereinafter referred to as the "Releasors"), to fully release and discharge the Employer and its officers, directors, employees, agents, insurers, underwriters, subsidiaries, parents, affiliates, associates, successors and assigns (hereinafter referred to as the "Releasees") from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages and demands under any federal, state or local law or laws, or common law, whether or not known, suspected or claimed, which the Releasors have, or hereafter may have, against the Releasees arising out of or in any way related to Officer's employment or termination of employment with the Employer.

     It is understood and agreed that this Release extends to all such claims and/or potential claims, and that Officer, on behalf of the Releasors, hereby expressly waives all rights with respect to all such claims under California Civil Code Section 1542, which provides as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

     It is further understood and agreed that this Release includes claims and rights Officer might have under the Age Discrimination in Employment Act ("ADEA"). The Officer's waiver of rights under the ADEA does not extend to claims or rights that might arise after the date this Release is executed. The monies to be paid to the Officer in this Release are in addition to any sums to which he or she would be entitled without signing this Release. For a period of seven (7) days following execution of this Release, Officer may revoke the terms of this Release by a written document received by the Employer on or before the end of the seven (7) day period. The Release will not be final until said revocation period has expired. No payments will be made under the Plan if the Officer revokes this Release.

     Officer executes this Release without reliance on any representation by any Releasee. Officer acknowledges that he or she has read and does understand the provisions of the Release set forth in the preceding paragraph, that he or she has had an opportunity to consult with an attorney prior to executing this Release, that he or she was given twenty-one (21) days in which to consider entering into this Release, that he or she affixes his or her signature hereto voluntarily and without coercion, and that no promise or inducement has been made other than those set out in this Release. This document does not constitute, and shall not be admissible as evidence of, an admission by any Releasee as to any fact or matter.

     In case any part of this Release is later deemed to be invalid, illegal or otherwise unenforceable, Officer agrees that the legality and enforceability of the remaining provisions of this Release will not be affected in any way.


Dated: ____________, ______                       ______________________________
                                                                    ("Officer")




48